AMENDMENT NUMBER SIX
to the
Master Loan and Security Agreement
Dated as of February 15, 2005
among
MORTGAGEIT, INC.
MORTGAGEIT HOLDINGS, INC.
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER SIX is made this 10th day of February, 2006, among MORTGAGEIT, INC. and MORTGAGEIT HOLDINGS, INC. each having an address at 33 Maiden Lane, 6th Floor, New York, New York 10038 (each, a "Borrower" and collectively, the "Borrowers") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Master Loan and Security Agreement, dated as of February 15, 2005, by and between the Borrowers and the Lender, as amended (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to extend the Termination Date thereunder pending the renewal and replacement of the Agreement with a repurchase facility, and the Lender has agreed to such extension on this basis.

WHEREAS, as of the date of this Amendment Number Six, the Borrowers represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments.    In Section 1 of the Agreement:

(a)    the definition of "Scratch and Dent Loan" shall be deleted in its entirety and replaced with the following:

"Scratch and Dent Loan" shall mean any Loan (a) that does not meet the Underwriting Guidelines (b) with respect to which certain documentation is missing from the Mortgage File or (c) (i) which has been rejected for purchase pursuant to a whole loan purchase facility or any other similar facility by the Lender or any third party (ii) Seller has requested from the Buyer that such Loan is excluded for the purposes of this definition and (iii) Buyer in its sole discretion has determined that such Loan shall be included within this definition.

(b)    the definition of "Termination Date" shall be deleted in its entirety and replaced with the following:

"Termination Date" shall mean July 13, 2006 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 2.    Effectiveness of Amendment.    This Amendment Number Six shall be effective upon the Lender's receipt of a copy of this Amendment Number Six executed by the Lender and the Borrowers.

SECTION 3.    Defined Terms.    Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 4.    Repurchase Facility.    The Borrowers agree that within 60 days of the date hereof, the Borrowers shall enter into a repurchase facility with the Lender which repurchase facility shall be a renewal of the Agreement. The repurchase facility shall be available from the date of entry thereto until July 13, 2006.

SECTION 5.    Fees and Expenses.    The Borrowers agree to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment Number Six (including all reasonable fees and out of pocket costs and expenses of the Lender's legal counsel incurred in connection with this Amendment Number Six), in accordance with Section 11.03 of the Agreement

SECTION 6.    Limited Effect.    Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Six need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 7.    Representations.    The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 8.    Governing Law.    This Amendment Number Six shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 9.    Counterparts.    This Amendment Number Six may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the day and year first above written.

MORTGAGEIT, INC. (Borrower)
By: /s/ Robert A. Gula Name: Robert A. Gula Title: Chief Financial Officer
MORTGAGEIT HOLDINGS, INC. (Borrower)
By: /s/ Glenn J. Mouridy Name: Glenn J. Mouridy Title: President and Chief Financial Officer
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (Lender)
By: /s/ Anthony Palmisano Name: Anthony Palmisano Title: Managing Director